Exhibit (c)(x)

PROJECT ASTERIX Discussion Materials August 2022

Disclaimer This Presentation has been provided to the Special Committee of the Board of Directors of Turquoise Hill Resources Ltd. (“Turquoise Hill” or the “Company”) (the “Special Committee”), in their capacity as the Special Committee, by BMO Nesbitt Burns Inc. (“BMO Capital Markets”) pursuant to the engagement letter effective March 29, 2022 (the “Engagement Letter”) and, except as contemplated by the Engagement Letter, may not be used or relied upon for any purpose without the written consent of BMO Capital Markets. The information contained herein (the “Information”) is confidential. By accepting this Information, the Special Committee agrees that, except as contemplated by the Engagement Letter, it and its agents and representatives shall use it for informational purposes only and, except as set forth in the Engagement Letter, will not divulge any such Information to any other party. This presentation has not been prepared with a view toward public disclosure under federal, provincial or territorial securities laws or otherwise. This presentation and its contents are proprietary and a product of BMO Capital Markets. Except as contemplated by the Engagement Letter, reproduction, dissemination, quotation, summarization or reference to this Information, in whole or in part, is prohibited. The information contained in these materials is not intended to constitute a “report, statement or opinion of an expert” for purposes of the securities legislation of any province or territory of Canada. Moreover, the information contained in these materials summarizes certain background work completed by BMO Capital Markets in connection with the preparation of an opinion for the Special Committee and although we have undertaken financial analysis that we believe is appropriate in connection with the opinion that we intend to deliver to the Special Committee, we have not made or prepared any valuation (including, without limitation, a “formal valuation” of the Company, as such term is defined in the Canadian Securities Administrators’ Multilateral Instrument 61-101 (“MI 61-101”)) or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and the information contained in these materials should not be construed as any such valuation or appraisal. Furthermore, the Company has informed us that there have not been any “prior valuations,” as such term is defined in MI 61-101, of the Company, its material assets or its securities in the past twenty-four month period. In preparing this presentation, BMO Capital Markets has made certain assumptions regarding the information contained herein, and certain limitations apply to such information. For a detailed description of these assumptions and limitations, we refer you to the opinion we intend to deliver to the Special Committee. The information used in preparing these materials may have been obtained from or through the Company or the Company’s representatives or from public sources as of the date hereof. BMO Capital Markets assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies or estimates of future resource or reserve additions) prepared by or reviewed or discussed with the management of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). BMO Capital Markets has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy of the information or accept responsibility for errors. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by BMO Capital Markets in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on BMO Capital Markets or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. BMO Capital Markets is not acting in any other capacity or as a fiduciary to the Company or the Special Committee. 1 PROJECT ASTERIX

BMO Capital Markets

Transaction Overview (Based on Term Sheet Seen August 31, 2022)

KEY TERMS AND CONDITIONS

Structure	• Rio Tinto to acquire all of the issued and outstanding common shares of Turquoise Hill that it does not already own (Rio Tinto owns 102.2 mm shares of the Company, or 50.8% of shares outstanding) by way of a plan of arrangement, as agreed upon in principle and outlined in the term sheet that Turquoise Hill and Rio Tinto have proposed to enter into
Consideration	• Each Turquoise Hill minority share to be exchanged for C$43 in cash from Rio Tinto
Conditions	• Receipt of (i) 66 2/3% of votes cast by Turquoise Hill's common shareholders; and (ii) a simple majority of votes cast by Turquoise Hill's minority shareholders • In accordance with the rules set out in Canadian Multilateral Instrument 61-101, the transaction requires, among other things, a formal valuation to be delivered • Concurrently with entering into the arrangement agreement, the Heads of Agreement will be amended as follows: ▪ Increase of the Rio Tinto US$400 mm early advance to US$650 mm, with potential for subsequent increase of up to US$100 mm[1] ▪ Extension of the date by which the minimum US$650 mm[2] initial equity offering must be conducted to March 31, 2023, subject to May 31, 2023 outside date; commitment from Rio Tinto for pro rata participation ▪ Rio Tinto making available US$362 mm, should it be needed, on the same terms as the early advance facility to satisfy Turquoise Hill's December 31, 2022 project finance principal repayment obligation • The transaction is also subject to the receipt of court approval and other customary closing conditions for transactions of this nature
Transaction Timing	• Announcement Date: August [31], 2022 • Target Closing: Q4 2022 (subject to receipt of regulatory approvals)

SUMMARY OF PROPOSED TERMS

			Turquoise Hill Benchmark (C$)	Rio Tinto Proposal
Consideration				
Offer Price		(C$/share)		$43.00
				Minority / 100%
Implied Equity Value		(C$ mm)		$4,258 / $8,653
Premiums				
Premium to Unaffected		(%)	$25.68	67%
Premium to HUSP[3]	*11-Mar-22 (Initial Bid)*	(%)	$16.42	162%
	23-Aug-22 (Revised Bid)	(%)	$27.97	54%
Spot Premium		(%)	$36.12	19%
Bid Bump		(%)	$34.00	26%
P / NAV				
Model		(ratio)	$60.49	0.71x
Street		(ratio)	$55.12[4]	0.78x

Source: Company filings, FactSet, street research

1. Additional upsize if, on 14-Feb-23, it is anticipated that the funding shortfall for Turquoise Hill and its subsidiaries for March 2023 will exceed the amount remaining available under the Early Advance (based on a US$200 mm minimum cash balance), the parties shall in good faith discuss increasing the Early Advance by the lesser of such funding shortfall and US$100 mm.
2. Offering subject to increase to the amount drawn under the Early Advance, should that be greater than US$650 mm.
3. Hypothetical Unaffected Share Price; TRQ's hypothetical share price based on median peer performance. Peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper.
4. Median excluding restricted brokers.

2

PROJECT ASTERIX

Turquoise Hill Trading Since Rio Tinto Offer (1) $45 TRQ Share Price Rio Tinto Offer HUSP $43.00 $40 $36.12 $35 $ ) (C $30 Announced Premium: 32% Current Premium Price to HUSP: 162% Share $25 $20 $16.42 $15 $10 11-Mar 25-Mar 08-Apr 25-Apr 09-May 23-May 06-Jun 20-Jun 04-Jul 18-Jul 01-Aug 15-Aug 29-Aug Source: Company filings, FactSet 3 Note: Shown in C$. 1. Peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper. PROJECT ASTERIX

Overview of Oyu Tolgoi OT PRODUCTION BENCHMARKING (2021A, KT CU) COUNTRY RISK PREMIUM BENCHMARKING 1,011 OT 2026E-2030E average production 630 606 506 6.7% 460 445 423 6.4% 398 359 331 328 5.2% 5.0% 4.7% 3.9%3.9% 3.6%3 .7% OT C1 BY-PRODUCT CASH COST BENCHMARKING (US$/LB) 3.2% $4.00 First Second Third Fourth Quartile Quartile Quartile Quartile 1.8% Cu) $3.00 1.6%1 .6% /lb OT average 2026E- $ 1.0% 2030E cash costs (US $2.00 Costs $1.00 -—- States China Peru India Africa BrazilDR Cash Poland Mexico C1 — Canada Colombia Kazakhstan Philippines South Indonesia Mongolia Congo, Zambia United ($1.00) Cumulative Production Source: Duff and Phelps 2021 International Guide To Cost of Capital, S&P Market Intelligence, Turquoise Hill Internal Model at street consensus pricing, Wood Mackenzie 4 Note: Country risk premium quoted in relation to the United States. PROJECT ASTERIX

Levered Cash Flow Profile to Turquoise Hill and Government of Mongolia CASH FLOW TO OYU TOLGOI SHAREHOLDERS AT STREET CONSENSUS PRICING (US$ BN) $2.9 Cash Flows to TRQ(2) Cash flows are shown net of GoM Dividends SHL & Prepays debt, GoM royalties, and GoM taxes $2.3 Dividends $2.1 $1.9 $1.8 $1.8 $0.1 $1.5 $1.5 $1.5 $0.2 $1.4 $1.3 $1.3 $1.1 $1.2 $0.5 $0.5 $0.5 $0.5 $0.4 $0.8 $0.4 $0.7 $1.5 $1.0 $1.0 $1.0 $0.9 $0.8 $0.2 $0.8 ($0.1) US$1.25 bn of Under the current resource debt funding in mine plan, operations 2023 continue until 2101; reserve case mine plan ($1.3) ends in 2051 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E 2040E (1) $4.00 $4.00 $4.00 $3.75 $3.75 $3.67 $3.50 (Long-term) Copper Price (US$/lb) Source: Street research, Turquoise Hill Internal LT Model at street consensus pricing 5 Note: 2022E based on full year. 1. Based on realized pricing to July and current spot price from July onwards. PROJECT ASTERIX 2. Cash flows include management fees.

BMO Capital Markets

Precedent Copper Transactions

Includes Copper Transactions Greater than US$1.0 bn since 2010



RT Offer at C$43
Producer Transactions
Developer Transactions
Year of Announcement
Developer Median 1.04x
Producer Median 1.17x
Implied TRQ Share Price Based on Model NAV (C$)
2011 Mitsubishi - 24.5% AA Sur (Anglo American) 1.76x $106.47
2011 Jinchuan - Metorex 1.42x $86.03
2016 Sumitomo - 13% Morenci (Freeport) 1.36x $82.29
2011 Barrick Gold - Equinox Minerals 1.33x $80.45
2020 Nova Resources - KAZ Minerals 1.29x $78.20
2016 BHR Partners - 24% Tenke Fungurume (Lundin) 1.21x $73.22
2016 China Moly - 56% Tenke Fungurume (Freeport) 1.21x $73.20
2014 Lundin - 80% Candelaria (Freeport) 1.18x $71.17
2015 Antofagasta - 50% Zaldivar (Barrick) 1.17x $70.90
2010 Equinox Minerals - Citadel 1.14x $68.77
2021 Sandfire - MATSA (Mubadala & Trafigura) 1.13x $68.13
2022 BHP - OZ Minerals 1.09x $65.94
2022 Metals Acquisition Corp - CSA Copper Mine (Glencore) 1.07x $64.75
2014 MMG-led Consortium - Las Bambas (Glencore) 1.04x $62.63
2017 Glencore - Mutanda Mining 0.99x $59.97
2011 Minmetals Resources - Anvil 0.99x $59.66
2022 Rio Tinto - Turquoise Hill (Street, incl. Restricted Brokers) 0.94x
2018 Zijin Resources - Nevsun Resources 0.93x $55.98
2012 First Quantum - Inmet 0.89x $53.65
2015 Guangdong Rising - PanAust 0.81x $49.00
2022 Rio Tinto - Turquoise Hill (Street) 0.78x
2021 South32 - Sierra Gorda (Sumitomo) 0.78x $46.94
2022 Rio Tinto - Turquoise Hill (Model) 0.71x
2011 KGHM Polska - Quadra FNX 0.70x $42.36

Source: Company filings, FactSet, street research
Note: Excludes merger of equals transactions.
Note: Medians exclude Rio Tinto - Turquoise Hill and BHP - OZ Minerals.

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PROJECT ASTERIX

BMO Capital Markets

Precedent Base Metal Transaction Premiums


240%
120%
60%
30%
15%
1-Week Premium
15%
30%
60%
120%
240%
1-Day Premium
Rio Tinto / Turquoise Hill (HUSP)(1) (Aug-22)
Nevsun / Reservoir (Apr-16)
Glencore / Volcan (Mar-18)
OZ / Avanco (Sep-18)
Zijin / Nevsun (Mar-19)
South32 / Ariz. Mining (Jun-18)
Centerra / Thompson Creek (Nov-16)
Sandfire / MOD (Jun-19)
IGO / Western Areas (Mar-22)
OZ / Cassini (Jun-20)
Nova / KAZ (Jan-21)
Lundin / Josemaria (Dec-21)
Rio Tinto / Turquoise Hill (Initial Rio Tinto Offer) (Mar-22)

Source: Bloomberg, company filings, FactSet
1. Based on median peer performance since unaffected date of 11-Mar-22 to Rio Tinto's initial offer; peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper.

7
PROJECT ASTERIX

BMO Capital Markets

Copper Transactions Summary


$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
Copper Price (US$/lb)
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
Jan-22
Producers
Developers
Covid-19 Pandemic
Glencore / Mutanda
Empresas Copec / 40% Mina Justa (Minsur)
OZ / Avanco
Mitsubishi / 22% Quellaveco (Anglo American)
Newmont / 50% Galore Creek (NOVAGOLD)
KAZ / Baimskaya
Zijin / Nevsun (1)
Sumitomo / 30% QB2 (Teck)
Newcrest / 70% Red Chris (Imperial)
Pembridge / Minto (Capstone)
Lundin / Chapada (Yamana)
Sandfire / MOD
Zijin / 46% Timok Lower Zone (Freeport)
Mitsubishi / 30% Mantoverde (Mantos)
Nova / KAZ
ZCCM / 90% Mopani (Glencore)
Capstone / 30% Santo Domingo (KORES)
Sandfire / MATSA (Mubadala & Trafigura)
Evolution / Ernest Henry (Glencore)
South32 / Sierra Gorda (Sumitomo)
Capstone / Mantos (1) (61% / 39% PF Ownership)
Lundin / Josemaria
Metals Acquisition Corp / CSA (Glencore)
BHP / OZ Minerals (2)

Source: Company filings, FactSet
1. Significant development component.
2. BHP announced non-binding indicative proposal to acquire OZ Minerals on 07-Aug-22; OZ Minerals publicly rejected the proposal on 08-Aug-22.

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PROJECT ASTERIX

Comparison to Future Share Price Analysis FUTURE SHARE PRICES (31-DEC-24) BASED ON EQUITY RAISE PRICE AND SETTLED P / NAV TRADING MULTIPLES Illustrative Settled Future $16.42 $27.97 P / NAV Trading Multiple (Disc.) / Prem. (Disc.) / Prem. ANNUALIZED IRR BASED ON RIO TINTO to HUSP to HUSP 0.50x 0.55x 0.60x 0.65x 0.70x OFFER AND FUTURE SHARE PRICES (Initial (Revised Proposal) Proposal) ) $ $20.00 22% (29%) $33.60 $36.96 $40.32 $43.68 $47.04 (9.4%) (5.9%) (2.5%) 0.6% 3.7% (C Price Raise $22.50 37% (20%) $34.58 $38.04 $41.50 $44.95 $48.41 (8.3%) (4.8%) (1.4%) 1.8% 4.9% Equity $25.00 52% (11%) $35.40 $38.94 $42.49 $46.03 $49.57 (7.5%) (3.9%) (0.5%) 2.8% 5.8% Illustrative $27.50 68% (2%) $36.11 $39.72 $43.33 $46.94 $50.55 (6.7%) (3.1%) 0.3% 3.6% 6.7% Source: Turquoise Hill Internal LT Model at street consensus pricing 9 Note: Assumes US$1,050 mm of equity financing. PROJECT ASTERIX

BMO Capital Markets

Turquoise Hill Financial Perspectives

(C$ per share)

CORE METHODOLOGIES								INFORMATIONAL PURPOSES	
HUSP Range with 47% Premium		Precedent Transactions (Developers)	Precedent Transactions (Producers)[1]	Trading Multiples		DCF at WACC		Equity Research Target Prices	Discounted In-Production with Trading Multiples[1]



$29.74
$20.77
$42.24
$40.84
$69.57
$57.47
$57.68
$44.37
Low Relative Capital Requirement Developers
$42.35
$27.22
Developer Group
$24.20
$9.07
$33.97
$29.70
$32.16
$27.91
$38.77
$32.30
Rio Tinto Revised Offer: $43
$31.06
$22.19

Driver									
HUSP Since Initial Offer	HUSP Since Revised Offer	P / NAV (Model)		P / NAV (Model)		17.1% - 19.1% Discount Rate		1-Year Target Prices Disc. to Current	P / NAV (Model)
Selected Range									
47% Premium to $14 - $20 HUSP Range[2]	47% Premium to $28 - $29 HUSP Range[3]	0.95x - 1.15x[4]	1.00x - 1.30x[5]	0.45x - 0.70x P/NAV Range[6]	0.15x - 0.40x P/NAV Range[7]	Street Consensus Commodity Prices	Spot Commodity Prices	Current Broker Range	0.50x - 0.70x[8]

1. Assumes US$1,050 mm of equity financing at C$27.17; model NAVPS discounted to 31-Dec-24 at 8.5% and subsequently discounted to present at real cost of equity of 21.4%.
2. HUSP range based on a 21-45% (25th to 75th percentile of peer share price performance) discount to C$25.68.
3. HUSP range based on a 5-8% discount (25th to 75th percentile of peer share price performance) to C$30.19.
4. Low to high end of the developer precedent transaction P/NAV range.
5. Based on 25th to 75th percentile of the producer precedent transaction P/NAV range.
6. Low to high end of the developer P/NAV range among low relative capital requirement peers, excluding TRQ.
7. Based on 25th to 75th percentile of the developer P/NAV range, excluding TRQ.
8. Based on producer P/NAV range, excluding TRQ and peer high and low.

10

PROJECT ASTERIX

Strategic Counterparty Discussions ï¬ Investigated potential for a transaction with strategic counterparties interested in Oyu Tolgoiï® Idea was shared with numerous global companies with copper operations (13 parties in total)ï¬ Potential transaction structures were raised / discussed:ï® Acquisition of full 49% minority stakeï® Strategic investment ï¬ While some counterparties expressed interest, none were willing to sign a CA given complexities around Rio Tinto’s involvement and broader market weakness at the time of discussions 11 PROJECT ASTERIX

Board Supported MI 61-101 Transactions Transactions Over the Last 10 Years % of Transactions Supported by the Target Board Relative to the Formal Valuation Range 33% 20% 18% 13% 12% 3% Below 4th Quartile 3rd Quartile 2nd Quartile 1st Quartile Above Source: Company filings, FactSet 12 Note: Includes all cash transactions with explicit value per share valuation ranges. PROJECT ASTERIX

APPENDIX Appendix Appendix 13 PROJECT ASTERIX

APPENDIX TRQ Management Model NAVPS Buildup NAVPS Based on Management Model (Resource Case) at Street Consensus Pricing Oyu Tolgoi Net Asset Value Build Oyu Tolgoi NPV of Unlevered Free Cash Flows (100%) (US$ mm) $12,941 Less: Net Debt at Oyu Tolgoi (100%) (US$ mm) ($4,178) Less: Shareholder Loans Payable (100%) (US$ mm) ($8,600) Oyu Tolgoi Net Asset Value (100%) (US$ mm) $164 TRQ’s Ownership Stake in Oyu Tolgoi (66%) (US$ mm) $108 TRQ Net Asset Value Build Add: Shareholder Loans Receivable (US$ mm) $8,600 Add: TRQ Management Fees Receivable (US$ mm) $426 Add: TRQ Balance Sheet Adjustments (US$ mm) $455 Less: TRQ G&A (US$ mm) ($294) TRQ Net Asset Value (US$ mm) $9,295 Shares Outstanding (mm) 201.2 NAVPS (US$/sh) $46.19 NAVPS (C$/sh) $60.49 Unfinanced NAVPS Source: Company filings, FactSet, street research, Turquoise Hill Internal Model at street consensus pricing 14 PROJECT ASTERIX

APPENDIX Analyst Target Prices Denotes target price before RT’s initial $48.00 proposal Rio Tinto $42.00 $42.00 $42.00 Offer: $43.00 Post-Proposal Median: $42.00 $40.00 $31.00 $30.30 $32.00 $30.00 $30.00 Pre-Proposal Median: $30.30 Analyst Target Prices (C$ / share) Eight Canaccord Scotia Macquarie TD Recommendation Buy Buy Buy Buy Hold Target Price Date 24-Aug-22 15-Aug-22 24-Aug-22 25-Aug-22 25-Aug-22 Source: Bloomberg 15 Note: Excludes restricted brokers (BMO and RBC). PROJECT ASTERIX

APPENDIX Relative Share Price Performance Since Rio Tinto’s Initial Offer Implied TRQ Producers Developers Producer / Developer Share Price (C$/sh.) Filo 0% $25.79 NGEx (4%) $24.69 Ivanhoe (21%) $20.20 Los Andes (21%) $20.19 Ero (34%) $16.90 Western Copper (35%) $16.62 Median (36%) $16.42 SolGold (37%) $16.21 First Quantum (40%) $15.53 Lundin Mining (45%) $14.18 Hudbay (46%) $13.88 Solaris (47%) $13.67 Capstone (59%) $10.65 Source: FactSet 16 PROJECT ASTERIX

APPENDIX Relative Share Price Performance Since Rio Tinto’s Revised Offer Implied TRQ Producers Developers Producer / Developer Share Price (C$/sh.) NGEx 7% $32.19 Hudbay (1%) $29.93 Solaris (3%) $29.41 Ivanhoe (6%) $28.44 Filo (6%) $28.40 Western Copper (7%) $28.01 Median (7%) $27.97 Lundin Mining (7%) $27.94 SolGold (7%) $27.93 Los Andes (8%) $27.86 First Quantum (9%) $27.34 Ero (10%) $27.14 Capstone (10%) $27.07 Source: FactSet 17 PROJECT ASTERIX

APPENDIX Relative Developer P/NAV Multiples P / NAV (RATIO) Discount Stage Rate (%) Production Ivanhoe 0.70x 9.1% / FS Turquoise Hill Production (1,2) 0.50x 10.0% (3) (Model) / FS Filo 0.44x 10.0% PFS NGEx 0.41x 12.0% Resource Solaris 0.29x 10.0% Resource Los Andes 0.17x 10.0% PEA SolGold 0.17x 8.0% PFS Western 0.14x 9.8% FS Copper Median: 0.29x Median Discount Rate: 10.0% Source: Company filings, FactSet, Turquoise Hill Internal LT Model at street consensus pricing, street research 18 Note: Median calculations exclude Turquoise Hill. 1. Based on unaffected share price to Rio Tinto’s revised proposal of C$30.19 (closing share price as of 23-Aug-22). PROJECT ASTERIX 2. Based on unfinanced NAVPS. 3. Underground ramping up to sustainable production.

BMO Capital Markets
APPENDIX

Relative Developer Trading Multiples and Capital Intensity


1.0x
0.8x
0.6x
0.4x
0.2x
P / NAV (ratio)
Base Metal Intermediate Producer Median P / NAV: 0.7x(1)
Base Metal Junior Producer Median P / NAV: 0.4x(2)
Ivanhoe
Turquoise Hill (Model)(5)
Marimaca
Filo
Cornerstone
Polymet(4)
Solaris(3)
Adventus
Trilogy
SolGold
Los Andes
Western
Panoro(4)
Northern Dynasty
Bubble sizes represent Market Cap
Initial Capex / Market Cap. ≥ 2.0x
Initial Capex / Market Cap. < 2.0x
0.1¢
1.0¢
10.0¢
EV / Resource (US¢/lb Cu Eq.)

Source: Company filings, FactSet, Turquoise Hill Internal LT Model at street consensus pricing, street research

1. Intermediate producers include Boliden, Capstone, Ivanhoe, Lundin, and Nexa.
2. Junior producers include Atalaya, CAML, Copper Mountain, Ero, Hudbay, Imperial, and Taseko.
3. Initial capex based on median street broker estimates.
4. No NAVPS estimates; P / NAV placed on line of best fit.
5. Based on unaffected share price to Rio Tinto's revised proposal of C$30.19 (closing share price as of 23-Aug-22) and unfinanced NAVPS.

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PROJECT ASTERIX

APPENDIX Relative Producer P/NAV Multiples P / NAV (RATIO) Discount Rate (%) Mine Life Index (years)(3) First 0.75x 9.1% 28 Quantum (4) Ivanhoe 0.70x 9.1% 36 Lundin 0.64x 8.6% 21 Mining Ero 0.60x 8.0% 6 Hudbay 0.51x 8.0% 16 Turquoise (5) Hill (1,2) 0.50x 10.0% 80 (Model) (6) Capstone 0.34x 8.8% 18 Median: 0.62x Median Discount Rate: 8.7% Source: BMO Equity Research models, company filings, FactSet, Turquoise Hill Internal LT 3. Reserves from producing assets divided by 2022E copper equivalent production, 20 Model at street consensus pricing, street research unless otherwise stated. Note: Median calculations exclude Turquoise Hill. 4. Based on actual Kamoa-Kakula expected mine life. PROJECT ASTERIX 1. Based on unaffected share price to Rio Tinto’s revised proposal of C$30.19 (closing 5. Based on Turquoise Hill Internal Model mine life. share price as of 23-Aug-22). 6. Based on 2024E copper equivalent production, post-Mantos and Mantoverde ramp-up. 2. Based on unfinanced NAVPS.

APPENDIX Turquoise Hill Weighted Average Cost of Capital – Producers and Developers (US$ mm Unless Otherwise Stated) COMPARABLE BETA ANALYSIS – SELECT PEERS ILLUSTRATIVE COST OF CAPITAL Total Equity Debt Selected Betas âu = 1.60 âu = 1.75 âu = 1.90 Company Beta R2 Debt (1) Value (2) Ratio Tax Rate Beta (3) Levered Unlevered Cost of Debt First Quantum 2.10 0.29 $7,164 $12,584 36.3% 27.0% 1.49 3-Month Term SOFR (5) 3.12% 3.12% 3.12% Ivanhoe 1.97 0.32 $626 $7,964 7.3% 27.0% 1.86 Borrowing Spread (6) 6.40% 6.40% 6.40% Lundin Mining 1.69 0.32 $28 $4,075 0.7% 26.5% 1.68 Pre-tax Cost of Debt 9.52% 9.52% 9.52% Filo 1.87 0.11 — $1,608 — 27.0% 1.87 Tax Rate 26.5% 26.5% 26.5% Capstone(4) 2.01 0.25 $569 $1,584 26.4% 27.0% 1.59 After-Tax Cost of Debt 7.0% 7.0% 7.0% Hudbay 1.94 0.29 $1,357 $1,171 53.7% 26.4% 1.04 Ero 2.40 0.35 $444 $896 33.1% 27.0% 1.76 Cost of Equity Solaris 2.20 0.12 $0 $853 0.0% 27.0% 2.20 Nominal Risk Free Rate (7) 3.18% 3.18% 3.18% SolGold 0.92 0.04 $117 $531 18.1% 30.0% 0.80 Equity Risk Premium (8) 7.46% 7.46% 7.46% Los Andes 1.45 0.14 $4 $309 1.2% 27.0% 1.44 Country Risk Premium (9) 5.20% 5.20% 5.20% NGEx 2.04 0.17 — $287 — 27.0% 2.04 Selected Unlevered Beta 1.60 1.75 1.90 Western Copper 2.74 0.31 $0 $203 0.2% 27.0% 2.74 Optimal Debt in Capital Structure 20.0% 20.0% 20.0% 2 2.12 $1,455 $4,068 22.5% 1.74 Levered Beta (3) 1.89 2.07 2.25 Mean (R > 0.2) Selected Beta—Low 1.60 Cost of Equity (10) 22.5% 23.8% 25.1% Selected Beta—High 1.90 Implied Nominal WACC (11) 19.4% 20.5% 21.5% Turquoise Hill 1.62 0.18 $4,240 $5,550 43.3% 26.5% 1.04 Implied Real WACC (12) 17.1% 18.1% 19.1% IMPLIED REAL WACC SENSITIVITY TO LONG-TERM INFLATION RATES(13) 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 18.1% 18.1% 17.5% 16.9% 16.4% 15.8% 15.3% 14.7% Source: Bloomberg, BMO CM estimates, CME Group, FactSet, public filings 7. Yield on 10-year United States Government bond. Note: Levered Betas are Bloomberg 5-year monthly raw Betas, unless otherwise noted. 8. Based on Duff & Phelps Valuation Handbook—Guide to Cost of Capital. 1. Total Debt at face value; includes lease liabilities. 9. Assets and operations mainly located in Mongolia. 2. Equity value as of 31-Aug-22. 10. Cost of equity = risk free rate + â x market risk premium + size premium + country risk premium. 3. âU = âL / (1 + (1—tax rate) x Debt/Equity). 11. WACC = debt/(debt + equity) x((1—tax rate) x cost of debt) + equity/(debt + equity) x cost of equity. 4. Beta prior to merger with Mantos. 12. Adjusted for inflation: (1 + WACC)/(1 + inflationary rate)—1. Assumed 2% inflation rate. 5. 3-Month Term SOFR plus 0.15 bps credit adjustment. 13. Based on mid-point. 6. BMO CM estimate of the borrowing spread at the optimal capital structure. 21 PROJECT ASTERIX